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CALIFORNIA MICRO DEVICES CORPORATION

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Registrant today used the following slideshow in connection with a stockholder presentation. Registrant also posted this slideshow to its http://annualmeeting.cmd.com website under the stockholder presentation tab.

© 2009 CALIFORNIA MICRO DEVICES CORPORATION Focused on Building Shareholder Value September 2009

© 2009 CALIFORNIA MICRO DEVICES CORPORATION

Forward Looking Statements and Non-GAAP
Financial Measure Use
All items in this slideshow and all statements and responses to questions in the associated presentation which are not historical facts are forward-looking statements made in reliance upon a Federal securities law safe harbor.  Such forward-looking statements are not guarantees of future performance or events; rather they are based upon our current expectations, estimates, beliefs, and assumptions about the future, which may prove incorrect, and upon our goals and objectives, which may change.  Such forward-looking statements include our expectations for fiscal 2010 to grow market share, especially in Europe in Q2, to have positive cash flow in Q3, and to achieve non-GAAP profitability in Q4; our guidance for revenue and loss for fiscal 2010 Q2 and our expectation for revenue growth to continue in Q3 and Q4; our ability to grow in a slow economy by gaining market share in certain markets and taking advantage of growth in others; our action plan and current priorities; and the growth drivers and 2010 SAM for the protection market, which we believe is a large and growing opportunity.  These statements are subject to risks such as whether the global economy improves; whether our target markets and our penetration of them grow as anticipated with little price erosion;
whether we are able to reduce costs to meet competition faster than product price declines; whether we encounter unanticipated expenses; whether we target the right areas for R&D and whether that R&D is successful as well as other risks and factors set forth in our fiscal 2010 first quarter Form 10-Q.  Therefore, actual events or our actual financial or other results may differ materially from those in the forward-looking statements.  We disclaim any duty to update such statements which speak only as of today.  Reference is made to our fiscal 2010 first quarter earnings release and August 4, 2010, Form 8-K for a discussion of our calculation and use of the non-GAAP profit or loss financial measure.

© 2009 CALIFORNIA MICRO DEVICES CORPORATION

Topics and Key Points
• CMD overview
• CMD has a history of responding successfully to
macroeconomic challenges and evolving markets
• CMD has a clear plan to build shareholder value by
focusing on its core protection business to exploit the
current large market opportunity
• Dialectic has no plan and its nominees would not add
value to the CMD Board
• The CMD Board is highly qualified and has a strong
commitment to sound corporate governance
• Conclusion

© 2009 CALIFORNIA MICRO DEVICES CORPORATION CMD Overview

© 2009 CALIFORNIA MICRO DEVICES CORPORATION

CMD Highlights
• Five consecutive years of profit and positive operating
cash flow through fiscal 2008
• Customer value proposition is more relevant than ever
creating an opportunity to grow even in a slow
economy
• Addressing challenges with a clear action plan
– Focused on returning to positive cash flow and profitability
– Strengthening key customer relationships
– Investing in key new products for high growth protection
markets
•
Solid balance sheet means financial staying power and
ability to invest in future
• Committed to enhancing shareholder value and to
sound corporate governance

© 2009 CALIFORNIA MICRO DEVICES CORPORATION 6 What is a Protection Device? ESD Protection EMI Protection Signal Integrity

© 2009 CALIFORNIA MICRO DEVICES CORPORATION

A Track Record of Innovation
2000 2008 2002 2004 2006
1   <1pF ESD
1   integration of
CMOS & ESD
1   inductor based
EMI filter
1   impedance
matched ESD
1   CSPs for
handsets
1   Praetorian III
EMI filter
st
st
st
st
st
st

© 2009 CALIFORNIA MICRO DEVICES CORPORATION

World Class Customers
• All of the top 5 mobile handset manufacturers plus
one of the leading smart phone manufacturers
• 3 of the top 5 digital consumer manufacturers
• One of the top HBLED manufacturers
• All of the top 5 PC manufacturers
• The leading printer manufacturer
• Most leading ODMs and CEMS worldwide
• And still growing…

california micro devices

Espoo, Finland
Banbury, UK
Seoul, South Korea
Jiangsu, China
Gumi & Onchang-Myon, South Korea
Chicago, Il
Beijing, China
Gifu & Gunma, Japan
Milpitas, CA
Phoenix, AZ
Shanghai, China
Tokyo, Japan
Hong Kong, China
Taipei, Taiwan
Hsinchu & Kaohsiung, Taiwan
Bangkok, Thailand
Headquarters / Sales / Design
Manufacturing
Sales
Design

© 2009 CALIFORNIA MICRO DEVICES CORPORATION 9 A Global Presence

© 2009 CALIFORNIA MICRO DEVICES CORPORATION Successful Response to Macroeconomic Challenges and Evolving Markets

© 2009 CALIFORNIA MICRO DEVICES CORPORATION
$-
$10
$20
$30
$40
$50
$60
$70
$80
FY01 FY02 FY03 FY04 FY05 FY06 FY07 FY08 FY091H
Annualized
Mature PC/DCE Protection Low Cap Handset Protection HBLED Lighting Non-Core Display Controller

CMD Revenue 2001 - H1 2009
New
management
team
Market share loss by
major customer and
move away from CSP
New customer
and product traction

© 2009 CALIFORNIA MICRO DEVICES CORPORATION

CMD Revenue Q1FY09 - Q2FY10E
$-
$2
$4
$6
$8
$10
$12
$14
$16
$18
Q1FY09 Q2FY09 Q3FY09 Q4FY09 Q1FY10 Q2FY10E
Mature PC/DCE Protection Low Cap Handset Protection HBLED Lighting Non-Core Display Controller
Impact of
Recession
Recovery
Begins

© 2009 CALIFORNIA MICRO DEVICES CORPORATION

Responding to Challenges—2001
• Sharp drop in demand
especially in telecom
infrastructure
• Two fabs, inhouse test and
large excess inventory
• Significant long term debt
and negative net cash
• Weak management team
• Refocused on high volume
growth markets and
generated revenue growth
• Outsourced manufacturing,
resized company and
restructured balance sheet
• Paid off debt and built solid
cash balance
• Strengthened management
team and overall
organization
Challenges Responses

© 2009 CALIFORNIA MICRO DEVICES CORPORATION

Responding to Challenges—2006/7
• Shift from Chip Scale
Packages (CSP) to plastic
by major handset customers
• Inroads by ceramic filters
• Significant loss of market
share by our largest handset
customer
• Put in place a complete line
of handset protection
devices while continuing to
promote advantages of CSP
• Instituted major product cost
reductions
• Significantly broadened
customer base including all
of top five handset
manufacturers
Challenges Responses

© 2009 CALIFORNIA MICRO DEVICES CORPORATION

2001 versus 2009
• Most of revenue from
telecom infrastructure and
PC markets
• Thousands of products—
most old and generating little
or no revenue
• Two fabs and inhouse test
• 300 plus employees
• ($3.0 million) net cash* as of
3/31/01
• Most of revenue from mobile
handset, consumer electronics
and HBLED markets
• Product portfolio tightly
focused on market
opportunities—vast majority of
revenue from new products
• Production fully outsourced
• Fewer than 100 employees
• $45.6 million net cash* as of
3/31/09
* Net cash: cash plus short term investment less indebtedness, both current and long-term portions, and capital leases.

© 2009 CALIFORNIA MICRO DEVICES CORPORATION

Competitive Performance vs. Peers
Despite Challenging Economic Conditions
*Peer Group includes: ANAD, ELON, EXAR, LDIS, TUNE, MIPS, NETL, PSEM, PXLW, PLXT, QUIK, SCMM, SUPX, VIRL, VLTR, and ZILG.
1-Year Price Performance
-60%
-40%
-20%
0%
20%
Aug-08 Sep-08 Oct-08 Nov-08 Dec-08 Jan-09 Feb-09 Mar-09 Apr-09 May-09 Jun-09 Jul-09 Aug-09
CAMD
Peer Group*
3-Year Price Performance
-60%
-40%
-20%
0%
20%
40%
Aug-06 Nov-06 Feb-07 May-07 Aug-07 Nov-07 Feb-08 May-08 Aug-08 Nov-08 Feb-09 May-09 Aug-09
CAMD
Peer Group*

© 2009 CALIFORNIA MICRO DEVICES CORPORATION

0%
2%
4%
6%
8%
10%
12%
0%
5%
10%
15%
20%
25%
30%
Companies with Cash can Better Compete
Operating Margin Relative to Peers
Total Debt/Assets
2006 2006 2007 2007 2008 2008
In this industry and climate, solid financial condition provides a competitive advantage by reassuring customers they can count on
CMD
to continue meeting their future needs
Peer Average
CAMD

© 2009 CALIFORNIA MICRO DEVICES CORPORATION A Clear Plan to Build Shareholder Value by Focusing on Our Core Protection Business

© 2009 CALIFORNIA MICRO DEVICES CORPORATION

Plan to Build Shareholder Value
• Focus on leading edge products for protection market
which represents a large and growing opportunity
• Capitalize on market share gains and secular growth in
end markets, especially HBLED lighting, to generate
growth even in a slow economy
• Exit display controller business and focus all of our
effort on exploiting protection opportunity while
significantly lowering spending
• Implement additional significant cost savings to
improve margins, reduce spending and accelerate
return to positive cash flow and non-GAAP profitability

© 2009 CALIFORNIA MICRO DEVICES CORPORATION

Benefiting from Current Environment
• Greater receptiveness of key customers to value
proposition especially technology leadership and
fabless business model economics—expect to grow
market share, especially in Europe, starting in Q2
• Severe financial pressure on some competitors,
especially those with fabs and heavy debt burdens,
creates window of opportunity
• Cost and space pressures leading to growing interest
in CSP even at customers that had previously moved
away from it
• Greater leverage with suppliers together with process
and design improvements helps boost gross margins

© 2009 CALIFORNIA MICRO DEVICES CORPORATION 21 Protection Growth Markets

© 2009 CALIFORNIA MICRO DEVICES CORPORATION 22 Protection Growth Markets Mobile Handset Digital Consumer HBLED Lighting 2010 $901M Source: iSuppli, CMD Estimates

© 2009 CALIFORNIA MICRO DEVICES CORPORATION

Protection Market Growth Drivers
• Rapid growth of the smart phone market
• Secular growth in High Brightness LED lighting for
the foreseeable future
• Growing use of the High Definition Multimedia
Interface (HDMI) in TVs, digital settops, Blu-ray Disk
players, digital cameras, digital camcorders and
videoconferencing  systems
• The growing number of netbooks and ebooks that
include cellular modems

© 2009 CALIFORNIA MICRO DEVICES CORPORATION

Leading Edge Products
• Praetorian  EMI filters
– Provide the most advanced EMI suppression
available for mobile phones and netbooks
• LuxGuard ESD protection
– Protection devices for High Brightness LED
lighting applications
• PicoGuard and MediaGuard
– ESD protection devices for the high speed
HDMI® video interfaces used in digital TVs
and set top boxes
Strongest Product Portfolio and Pipeline in Company’s History
®
®
™
™

© 2009 CALIFORNIA MICRO DEVICES CORPORATION

Current Priorities
• Continue to strengthen key customer relationships
• Accelerate design win activity for leading edge
products
• Invest in key new products
• Improve gross margin
• Reduce spending
• Return to positive cash flow and non-GAAP
profitability!

© 2009 CALIFORNIA MICRO DEVICES CORPORATION

Outlook For the Future
• Revenue bottomed in March quarter and grew slightly
in June
• Expect accelerated growth in September based
largely on market share gains
• Expect growth to continue and to achieve positive
cash flow in December quarter and non-GAAP
profitability in March
• Believe we can continue to gain market share in
handsets and digital consumer electronics and
capitalize on long term secular growth in HBLED
lighting

© 2009 CALIFORNIA MICRO DEVICES CORPORATION

“We have a positive view of CMD’s decisive action to
drive costs down in an effort to quickly return to
positive operating cash flow… and profitability.”
Wells Fargo Securities, August 5, 2009

© 2009 CALIFORNIA MICRO DEVICES CORPORATION Dialectic Has No Plan and its Nominees Would Not Add Value to the CMD Board

© 2009 CALIFORNIA MICRO DEVICES CORPORATION

Dialectic Offers No Plan or Ideas to Build
Stockholder Value
•
Dialectic has presented opposing views on what the Company should pursue…
– December 31, 2008: Dialectic calls for CMD to “return $33 million or $1.42 a share in a dividend to all stockholders and immediately engage an investment bank and begin a sale process of the Company”
– July 30, 2009: Dialectic’s definitive proxy states that its nominees “are not committed to paying a large special cash dividend or pursuing a sale of the Company”
– August 20, 2009: In a letter to CMD stockholders Dialectic said its nominees will join the
Board “with a mandate to fully and objectively explore all strategic alternatives with one goal - the maximization of stockholder value”— generally understood to mean “sell the company”
•
… and whether it wants to control the Company
– March 4, 2009: Dialectic notified CMD of its intent to nominate four persons, including
Bryant Riley, to the then six person Board, which would have constituted a majority
– July 30, 2009: Dialectic’s definitive proxy lists three nominees (excluding Bryant Riley)
for election, which would constitute a minority of the then seven person Board
Dialectic has never offered a single concrete operational or financial step to improve CMD’s performance and profitability.

© 2009 CALIFORNIA MICRO DEVICES CORPORATION

Dialectic’s Proposal to Strip Cash from the Company
Demonstrates its Ignorance of CMD’s Business
• Our leading customers have made it clear that a
strong balance sheet is critical to continue doing
business with them
• Cash not only allows us to survive an extended
downturn but makes it possible for us to continue
investing in the advanced technology and products
that they want from us
• “Electronics buyers must scrutinize the financials of
key suppliers to make sure they will be able to
survive the downturn.” Purchasing, January 15, 2009

© 2009 CALIFORNIA MICRO DEVICES CORPORATION

• Dialectic refused to allow the CMD Board to assess
the qualifications of its nominees unless the
Company first agreed to accept them as directors
• CMD has offered, if given the opportunity, to
interview Dialectic’s nominees and add to the CMD
Board either one of those nominees or a person
suggested by another 5% or greater stockholder.
Dialectic rejected that offer and has since unilaterally
stopped active negotiation
Dialectic wants their own nominees on the CMD
Board, regardless of their quality or experience
The replacement of three CMD directors with Dialectic’s nominees would not enhance the experience or expertise of the Board; we are concerned that Dialectic nominees would act in the interest of Dialectic, not all CMD stockholders.

© 2009 CALIFORNIA MICRO DEVICES CORPORATION

Dialectic Nominees Have the Wrong or
No Experience
• Mr. Potashner was terminated as Chairman, President and CEO of SONICblue, Incorporated
just seven and a half months before the company filed for bankruptcy.
• Mr.
Gullard
was Chairman of DynTek Inc when it was
delisted
from the
OTCBB
as
well
as a
director at Proxim Wireless Corp when the company was delisted from the NASDAQ exchange.
History of
Litigiousness
Ousted as Public
Company Executive
Company Delisted While on
Board
No Public Co.
Experience
CMD Nominees
Jon Castor
Bob Dickinson
Wade Meyercord
Dr. Ed Ross
Dr. David Sear
Dr. John Sprague
David Wittrock
Dialectic Nominees
Kenneth Potashner
X X
J. Michael Gullard
X
John Fichthorn
X

© 2009 CALIFORNIA MICRO DEVICES CORPORATION The CMD Board is Highly Qualified and Has a Strong Commitment to Sound Corporate Governance

© 2009 CALIFORNIA MICRO DEVICES CORPORATION

CMD Nominees Score High in
Right Experience and Expertise
Industry Member of Other
Public Boards
Executive at Other
Public Company
Financial
Background
Consulting
CMD Nominees
Jon Castor
X X X X
Bob Dickinson
X X X
Wade Meyercord
X X X X X
Dr. Ed Ross
X X X
Dr. David Sear
X X X X
Dr. John Sprague
X X X X
David Wittrock
X X
Dialectic Nominees
Kenneth Potashner
X X
J. Michael Gullard
X X
John Fichthorn
X
*See appendix for further details regarding Director experience
Every
CMD
nominee has many years of relevant industry experience
and
has
served as either a director or senior executive of other public companies, with the exception of the Chairman of our Audit Committee, who has 21 years of experience at a Big 4 accounting firm – The Dialectic nominees add nothing

© 2009 CALIFORNIA MICRO DEVICES CORPORATION

• Wade Meyercord: former CEO and CFO with 38 years
accumulated board experience on 5 public company boards has
led the CMD board since 1994.  He has overseen 3 leadership
transitions, been a key player in developing new strategic
directions to build stockholder value and directed the
strengthening of the Board to further these changes.
• Dr. David Sear: Ph.D. in physics and mathematics and 32 years of broad experience in the semiconductor industry in roles from product line manager to CEO of a public company enable him to provide valuable insight into both opportunities and challenges
• Dr. John Sprague: Ph.D. in chemistry from Stanford, industry veteran with experience as a CEO and service on four public
boards, wealth of personal contacts in the passives industry and the ability to put current issues into a broader perspective
Directors Meyercord, Sear and Sprague
The Right Experience & Expertise

© 2009 CALIFORNIA MICRO DEVICES CORPORATION

Committed to Strong Corporate Governance
• Annually elected directors
• Non-executive chairman
• All directors are independent with the exception of Bob
Dickinson, the Company’s President and CEO
• Have regularly introduced fresh and diverse perspectives
to the Board—most recently Jon Castor, who brings a
deep background in corporate strategy
• Regularly speak with CMD stockholders and consider
their views with respect to the composition of the Board
• As a result of communications with stockholders, recently
eliminated stockholder rights plan
This Board has successfully led
CMD
through challenging times in the past and
is the right Board to lead CMD to renewed success in the future.

© 2009 CALIFORNIA MICRO DEVICES CORPORATION

Conclusion
• CMD has an independent, experienced Board with
the background and skills needed to lead CMD to
future success
• CMD has a clear action plan to address challenges,
build stockholder value and return to positive cash
flow and profitability
• Dialectic’s nominees would not enhance the
experience or expertise of the Board and would act in
the interest of Dialectic, not all CMD stockholders
• Dialectic has not proposed any plan or ideas that
would produce greater value for the Company

© 2009 CALIFORNIA MICRO DEVICES CORPORATION 38 Appendix

© 2009 CALIFORNIA MICRO DEVICES CORPORATION

KNOW YOUR DIRECTORS
CALIFORNIA MICRO DEVICES HAS A HIGHLY EXPERIENCED, INDEPENDENT &
QUALIFIED BOARD
• Jon Castor has been a member of our Board of Directors since July 2009. He has been a private investor and a member of public and private board of directors since June 2004. Previously, from August 2003 to June 2004, Mr. Castor was an executive with Zoran Corporation, a provider of digital solutions for applications in the digital entertainment and digital imaging markets, as the Senior Vice President and General Manager of Zoran’s DTV Division and then as a post-acquisition advisor to the CEO.
From October 2002 to August 2003, Mr. Castor was the Senior Vice President and General Manager of the TeraLogic Group at
Oak Technology Inc., a developer of integrated circuits and software for digital televisions and printers, which was acquired by
Zoran. In 1996, Mr. Castor co-founded TeraLogic, Inc., a developer of digital television integrated circuits, software and systems, where he served in several capacities, including as its Chief Executive Officer and director from November 2000 to
October 2002, when it was acquired, first by Oak Technology in 2002 for approximately $55 million and then indirectly in 2003 by Zoran when Zoran acquired Oak Technology. Mr. Castor has served as a director of publicly-traded Adaptec, Inc. (data storage hardware and software solutions) since July 2006; Omneon (video server and media storage equipment) since
December 2006 and Chairman since April 2007; Staccato Communications (Ultra Wideband (UWB) silicon and software solutions) since the merger of Artimi and Staccato in November 2007; and publicly-traded Genesis Microchip from November
2004 until its sale to ST Microelectronics in January 2008. Mr. Castor earned a B.A. from Northwestern University in Evanston,
Illinois and an MBA from Stanford University in Stanford California.
• Robert Dickinson has been President, Chief Executive Officer, and a member of our Board of Directors since April 2001. From
August 1999 to April 2001, he was Vice President and General Manager of the Optical Storage Division of Cirrus Logic, Inc., a
semiconductor manufacturer, where, starting in 1992, he served in several other senior executive roles including President of its Japanese subsidiary. Previously, he held senior management positions at Western Digital Corporation, a semiconductor and disk drive manufacturer, from 1988 to 1992, following its acquisition of Verticom, Inc., where he served as President and Chief
Executive Officer, from 1987 to 1988. Mr. Dickinson also served as a Director of Transmeta Corporation, a publicly-traded semiconductor company, from May 2005 though its acquisition by Novafora in January, 2009. Mr. Dickinson earned an A.B. in
Physics from the University of California in Berkeley, California and an M.S. in Physics from the University of Washington in
Seattle, Washington. He also was a Sloan Fellow at the Stanford University Graduate School of Business in Stanford,
California.

© 2009 CALIFORNIA MICRO DEVICES CORPORATION

• Wade Meyercord has been Chairman of the Board since 1994 and a Director since December 1992. Mr. Meyercord has been
President of and a consultant for Meyercord & Associates, Inc., a consulting firm primarily to publicly-traded companies about their management and director compensation, since 1987. From 1999 to 2002, he was Senior Vice President, Finance and
Administration, and Chief Financial Officer of Rioport, Inc., an applications service provider for digital music distribution.
Previously he was Senior Vice President of Diamond Multimedia Systems, Inc., a multimedia and connectivity products company, from 1997 to 1999, and Chief Executive Officer of Read-Rite Corp., an electronic data storage products company, from 1984 to 1987. Mr. Meyercord is a Director and member of the Audit, Compensation, and Nominating and Corporate
Governance Committees of Microchip Technology, Incorporated, a publicly-traded $900 million semiconductor manufacturer, and a Director, Chairman of the Compensation Committee and member of the Nominating and Corporate Governance
Committee of Endwave Corporation, a publicly-traded supplier of RF subsystems for broadband wireless devices. Mr.
Meyercord earned a B.S. in Mechanical Engineering from Purdue University in West Lafayette, Indiana and a M.S. in
Engineering Administration from Syracuse University in Syracuse, New York.
• Dr. Ed Ross has been a Director since June 2002. He is currently retired, having previously served as President (2000 through
December 2004) and President Emeritus (January 2005 through December 2005) of TSMC North America, the multi-billion dollar US subsidiary of Taiwan Semiconductor Manufacturing Company Ltd., a Taiwanese semiconductor manufacturer.
Previously, he was Senior Vice President of Synopsys, Inc., an electronic design automation supplier, from 1998 to 2000, and
President of Technology and Manufacturing at Cirrus Logic, Inc., a semiconductor manufacturer, from 1995 to 1998. Dr. Ross has been a Director of publicly-traded semiconductor companies Volterra Semiconductor, Inc., since May, 2004, and Atmel
Corporation since April 2008. Dr. Ross earned a B.S.E.E. from Drexel Institute of Technology (now Drexel University) in
Philadelphia, Pennsylvania and a M.S.E.E., M.A., and Ph.D. in Solid State Electronics from Princeton University in Princeton,
New Jersey.
CALIFORNIA MICRO DEVICES HAS A HIGHLY EXPERIENCED, INDEPENDENT &
QUALIFIED BOARD
KNOW YOUR DIRECTORS

© 2009 CALIFORNIA MICRO DEVICES CORPORATION

• Dr. David Sear has been a Director since December 2003. He currently is an independent consultant. Previously he was Chief
Executive Officer of Forte Design Systems, an EDA software provider, from January 2006 through December 2006, and previously was the Chief Executive Officer of NeoAxiom, Inc., a semiconductor manufacturer, from February 2004 through
December 2005. Prior to joining NeoAxiom, Dr. Sear was an independent consultant from April 2003 to February 2004. Dr.
Sear also served as Chief Executive Officer of Optics Networks from January 2002 to March 2003. Previously, he served as
President and Chief Executive Officer of Vaishali Semiconductor (1999 to 2002), President and Chief Operating Officer of
Quality Semiconductor (1997 to 1999), President and Chief Executive Officer of Integrated Circuit Systems (1994 to 1997),
President and Chief Operating Officer of Catalyst Semiconductor (1991 to 1994), as well as senior management positions with
Fujitsu Microelectronics (1987 to 1991) and ICI Array Technology (1984 to 1987). Dr. Sear earned a B.Sc. in Electronic
Engineering and a Ph.D. in Solid State Physics and Quantum Mechanics from the University of London in London, England.
• Dr. John Sprague has been a Director since July 1996 and previously from January 1994 until July 1995. He is a consultant and was President of John L. Sprague Associates, a consulting company, from 1988 through 2002. He was President and
Chief Executive Officer of Sprague Electric Company, a manufacturer of electronics components, from 1981 to 1987, and served in various technical and operations positions with that company from 1959 to 1981. During the mid 1980s, when Dr.
Sprague was President & CEO, Sprague Electric Company employed more than 10,000 persons worldwide and had revenues in excess of $500 million. Dr. Sprague is a Director of MRA Labs, a private research and development and electronic materials company and was a director of SIPEX Corporation, a publicly-traded semiconductor company from 1993 until May 2004. Dr.
Sprague earned an A.B. in chemistry from Princeton University in Princeton, New Jersey, and a Ph.D. in chemistry from
Stanford University in Stanford, California.
• David Wittrock has been a Director since June 2003. Mr. Wittrock has been in private practice as a tax and financial consultant to high technology and healthcare companies since October 2002. Previously, he was Vice President, Finance and Business
Affairs for Rioport, Inc., an applications service provider for digital music distribution, from 2000 through September 2002, and was a tax partner at KPMG, LLP from 1988 to 1999 where he served as the partner in charge of the tax practice professional standards for the firm’s Northern California offices. Mr. Wittrock is the past President of the Silicon Valley Chapter of Financial
Executives International. Mr. Wittrock earned a B.S. in Business Administration, Accounting from Creighton University in
Omaha, Nebraska and a J.D. from Drake University in Des Moines, Iowa.
CALIFORNIA MICRO DEVICES HAS A HIGHLY EXPERIENCED, INDEPENDENT &
QUALIFIED BOARD
KNOW YOUR DIRECTORS

© 2009 CALIFORNIA MICRO DEVICES CORPORATION

ADDITIONAL INFORMATION
In connection with its 2009 annual meeting of
stockholders, California Micro Devices Corporation has
established a website,
http://annualmeeting.cmd.com,
where stockholders may obtain information related to our
annual meeting, including our proxy statement and
annual report, and may vote.